Exhibit 24.3

                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints each of Thomas Allen, Douglas Gealy, Emanuel Faust, Jr. and Joel J. Garris as his true and lawful attorney-in-fact and agent, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-4 Registration Statement of ACME Television, LLC, ACME Finance Corporation, ACME Television Licenses of Missouri, Inc., ACME Television Holdings of Oregon, LLC, ACME Television Holdings of Tennessee, LLC, ACME Television Holdings of Utah, LLC, ACME Television Holdings of New Mexico, LLC, ACME Television Licenses of Tennessee, LLC, ACME Television Licenses of Oregon, LLC, ACME Television Licenses of New Mexico, LLC, ACME
Television Licenses of Utah, LLC, ACME Television of Oregon, LLC, ACME Television of Tennessee, LLC, ACME Television of Utah, LLC, ACME Television of New Mexico, LLC and ACME Subsidiary Holdings III, LLC, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite as fully to all intents and purposes as he might or could do in person, and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.





                                         /s/Jamie Kellner
                                         _______________________________
                                         Jamie Kellner



Date: November 4, 1997